Quarterly Investor Relations Presentation At and for the three and twelve months ended September 30, 2017

About GWB 2 Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 58.8 million shares outstanding / $2.37 billion Ownership • 100% publicly traded Total Assets • $11.69 billion ROA / ROTCE • 1.30% / 15.2% for 4Q FY17; 1.27% / 15.4% FYTD Efficiency Ratio • 47.1% FTEs • Approximately 1,600 Locations • 173 branches in nine states Business & Ag Expertise • 88% of loans in business and ag segments; 6 th largest farm lender bank in the U.S.(1) (1) As of June 30, 2017. Source: American Banker's Association NOTE: All financial data is as of or for the three months ended September 30, 2017 unless otherwise noted. Market Cap calculated based on October 6, 2017 closing price of $40.23. Branch count as of September 30, 2017. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio.

Footprint 3 • 173 banking branches across nine Midwestern and Western states • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint Attractive Markets

Executing on Strategy (1) This is a non-GAAP measure. See appendix for reconciliation. 4 Focused Business Banking Franchise with Agribusiness Expertise Strong Profitability and Growth Driven by a Highly Efficient Operating Model Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • All regulatory capital ratios remain above minimums to be considered “well capitalized” • Strong capital generation supports a quarterly dividend of $0.20 per share • Dividend payable November 22, 2017 to stockholders of record as of the close of business on November 10, 2017 • Total loans increased $176.7 million, or 2.0%, during the quarter • Customer loan balances, excluding fair value adjustments on loans at fair value driven by interest rates, grew $350.2 million, or 4.1%, compared to September 30, 2016, with growth focused in the CRE and C&I portfolio segments • Deposit balances increased 0.2% during the quarter and 4.3% for the full year • Fully diluted EPS of $0.64 for the quarter compared to $0.57 for 4QFY16, an increase of 12.3% • Attractive profitability metrics: 1.30% ROAA and 15.2% ROATCE(1) for the quarter and 1.27% ROAA and 15.4% ROATCE(1) for the full year • Efficiency ratio(1) of 47.1% for the quarter compared to 48.5% for the same quarter of FY16 • Net charge-offs of $5.4 million during the quarter represent 0.24% of average total loans on an annual basis • Loans graded "Substandard" decreased by 3.6% to $232.8 million and loans graded "Watch" decreased by 4.9% to $311.6 million compared to September 30, 2016 while nonaccrual loans increased by 9.4% to $138.3 million

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers		Industry experience (yrs)	Great Western Bank experience (yrs) (1)
Ken Karels *Chairman, President and CEO*	Former COO and Regional President – Great Western Former President and CEO – Marquette Bank	41	16
Pete Chapman *Executive VP & CFO*	Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, and banking operations in Minnesota and North Dakota Prior U.S. experience with E&Y	24	14
Steve Ulenberg *Executive VP & CRO*	Responsible for risk framework across Great Western Prior leadership roles in commercial and wholesale banking, risk management, and cross-organizational strategy – National Australia Bank	34	28
Michael Gough *Executive VP & CCO*	Prior leadership roles with GWB include Senior Lender, EVP - Credit, and Executive GM - Strategic Business Services	35	22
Doug Bass *Regional President*	Regional President for Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Operations, and People & Culture Prior positions with U.S. Bank and First American Bank Group	35	9
Non-Executive Officers			
Scott Erkonen *Chief Information Officer*	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security -- ISO (International Organization for Standardization)	22	11
Cheryl Olson *Head of Marketing*	Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Development Officer for Community First Bankshares Inc	39	11
Andy Pederson *Head of People & Culture and L&D*	Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo	18	9
Donald Straka *General Counsel and Corporate Secretary*	Prior experience – attorney and executive in banking, securities and M&A	29	4

(1) For Messers. Chapman and Ulenberg, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp.

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Acquisition History Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 6 Acquired Security Bank ($0.1 billion) Acquired Sunstate Bank and three branches from HF Financial Corp. ($0.2 billion total) Acquired North Central Bancshares Inc. ($0.4 billion total) Acquired HF Financial Corp. ($1.1 billion total) Acquired First Community Bank's Colorado franchise and a branch from Wachovia ($0.6 billion total) Acquired F&M Bank-Iowa and TierOne Bank ($3.0 billion total) Pre-Acquisition Assets Acquired Assets $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 $4.3 $8.2 $9.1 $9.4 $9.8 $11.7 $3.1 $3.4 $5.2 $8.3 $9.0 $11.5

Loan Portfolio Composition 7 Loan Portfolio ($MM) At September 30 of each fiscal year unless otherwise noted (UPB). Geographic Diversification NOTE: Other loans represent acquired workout loans and certain other loans managed by our staff Focused business and ag lending growth Commercial RE Agriculture C&I Residential RE Consumer & Other Portfolio Segmentation by Type FY11 FY12 FY13 FY14 FY15 FY16 FY17 $2,342 $2,364 $2,312 $2,541 $2,846 $3,754 $4,125 $1,092 $1,396 $1,587 $1,681 $1,861 $2,169 $2,122 $971 $1,354 $1,482 $1,571 $1,611 $1,673 $1,719 $777 $940 $906 $902 $922 $1,021 $933 $5,293 $6,197 $6,414 $6,820 $7,351 $8,736 $9,009 Commercial non- real estate, 19.0% Ag real estate, 11.1% Ag operating, 12.5% Construction & development, 6.0% Owner-occupied CRE, 13.5% Non owner-occupied CRE, 22.5% Multifamily, 3.8% Residential real estate, 10.4% Consumer & Other, 1.2% Iowa / Kansas / Missouri 28.5% South Dakota 25.2% Nebraska 16.6% Arizona / Colorado 25.6% Minnesota / North Dakota 2.6% Other 1.5%

Additional Loan Information

Great Western Bancorp, Inc.

Highlights

- Loan portfolio is managed to Board-approved concentration limits and regulatory guidelines
  - All categories are within limits including regulatory 300/100% of capital CRE limits
- Income statement impact from acquired loans (including indemnification asset amortization) has not significantly inflated earnings and is not expected to in the future
- Management remains very comfortable with credit coverage levels

Incremental Impact from Acquired Loans ($MM)



Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization
$(1.6)
$2.1
$(0.3)
$(1.6)
$(5.6)
$0.2
$0.5
$(3.3)
$1.4
$2.1
$3.1
$2.1
2012
2013
2014
2015
2016
2017
ASC 310-30
Non ASC 310-30

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy - Loans at Amortized Cost	GWB Legacy - Loans at Fair Value	HF Financial Corp. Acquired Loans	Other Acquired Loans	Total
ALLL	$ 60,104	$ —	$ 926	$ 2,473	$ 63,503
Remaining Loan Discount	$ —	$ —	$ 18,688	$ 10,433	$ 29,121
Fair Value Adjustment (Credit)	$ —	$ 8,318	$ —	$ —	$ 8,318
Total ALLL / Discount / FV Adj.	$ 60,104	$ 8,318	$ 19,614	$ 12,906	$ 100,942
Total Loans	$ 7,130,571	$ 1,016,576	$ 663,434	$ 157,972	$ 8,968,553
ALLL / Total Loans	**0.84%**	**—%**	**0.14%**	**1.57%**	**0.71%**
Discount / Total Loans	—%	—%	2.82%	6.60%	0.32%
FV Adj. / Total Loans	—%	0.82%	—%	—%	0.09%
Total Coverage / Total Loans (1)	**0.84%**	**0.82%**	**2.96%**	**8.17%**	**1.13%**

(1) Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage.

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Focused CRE Lending

Great Western Bancorp, Inc.

Highlights

- Focus on commercial property investors, owner-occupied properties, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects
- Continued customer demand to finance CRE development, especially in larger markets within our footprint
- Regulatory CRE levels of 237% (300% test) and 50% (100% test)
- 10 largest CRE exposures represent 8.1% of total CRE and average $33 million

CRE Portfolio Composition by Type (UPB $MM)



Multifamily, 8.3%, $341.2
Non-owner-occupied CRE, 49.0%, $2,025.3
Construction and development, 13.1%, $538.7
Owner-occupied CRE, 29.6%, $1,219.5

CRE Portfolio Exposure Sizes (UPB)



<$250K, 2.8%
$250K - $1M, 9.7%
$15M+, 19.7%
$1M - $5M, 31.3%
$5M- $15M, 36.5%

CRE Net Charge-offs / Average Loans [1] ($MM)



1.3%
0.9%
0.8%
0.1%
—%
0.1%
0.04%
FY11 $32.10
FY12 $21.59
FY13 $18.96
FY14 $1.73
FY15 $0.63
FY16 $2.91
FY17 $1.55

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

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8.0% 4.2% 3.7% 4.1% 3.2% 2.6% 2.8% 71.4% Diverse C&I Exposure 10 Highlights C&I Portfolio Composition by Industry (UPB) C&I Portfolio Exposure Sizes (UPB) C&I Net Charge-offs / Average Loans (1) ($MM) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. • Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services • 10 largest C&I exposures represent 19.5% of total C&I and average $34 million • Approximately 4,200 customers with an average exposure of $413,000 $8.33 $5.92 $2.43 $3.94 $7.75 $1.20 $11.88 Med / Surg Hospitals Nursing Care Facilities Casino Hotels Trucking Retirement Communities Residential Warehouse Lending Farm & Garden Equip Wholesalers Other $15M+, 29.4% $5M - $15M, 25.2% $1M - $5M, 24.6% $250K - $1M, 12.7% <$250K, 8.1% FY11 FY12 FY13 FY14 FY15 FY16 FY17 0.9% 0.5% 0.2% 0.3% 0.5% 0.1% 0.7%

Ag Loan Portfolio

Great Western Bancorp, Inc.

Highlights

- Portfolio balanced across subsegments
- 10 largest Ag exposures represent 11.7% of total Ag and average $25 million
- Approximately 3,300 customers with an average exposure size of $639,000
- Operating environment remains challenging for grain producers, but lower prices are becoming the "new normal" and pushing production costs down
  - GWB has exited lending relationships with many producers unwilling to change their expense management or risk management practices

Ag Portfolio Composition by Industry (UPB)



Dairy Farms, 24.3%
Beef Cattle, 22.8%
Grains 33%
Proteins 52%
Other 15%
Hogs, 4.7%
Other Crops, 1.7%
Other Specialty, 13.6%
Grains, 32.9%

Ag Portfolio Exposure Sizes (UPB)



<$250K, 7.2%
$15M+, 17.1%
$250K - $1M, 15.6%
$5M- $15M, 30.0%
$1M - $5M, 30.1%

Ag Net Charge-offs / Average Loans[(1)] ($MM)



0.1%
—%
0.3%
0.1%
—%
0.2%
0.3%
FY11 $0.87
FY12 $(0.11)
FY13 $4.05
FY14 $2.37
FY15 $0.48
FY16 $3.74
FY17 $7.40

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

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Investments & Borrowings 12 • Portfolio composition has transitioned significantly over the last 3 years away from heavy GNMA concentration • Investment portfolio weighted average life of 2.9 years as of September 30, 2017 and yield of 1.86% for the quarter ended September 30, 2017, a decrease of 9 basis points compared to the prior quarter • Borrowings portfolio had a cost of 1.60% for the quarter ended September 30, 2017, a decrease of 6 basis points compared to the prior quarter Investment Portfolio Borrowings & Weighted Average Cost Highlights U.S. Treasuries, 17% GNMA, 37% Other MBS, 41% States and political subdivisions, 5% FHLB & Other Borrowings - 1.32% WA Cost Securities sold under agreements to repurchase - 0.29% WA Cost Subordinated debentures and subordinated notes payable - 4.27% WA Cost

Deposits 13 Portfolio Segmentation by Type Portfolio Over Time ($MM) Geographic Diversification NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. At September 30 of each fiscal year unless otherwise noted. Portfolio transformation away from time deposits and to significant business deposit growth Non-Interest-Bearing Interest-Bearing Demand Time Non-Interest- Bearing Demand 20.7% NOW, MMDA and Savings 65.1% Time certificates $250K+ 3.1% Other time certificates 11.1% Iowa / Kansas / Missouri, 28.5% South Dakota and Other, 25.8% Nebraska, 28.1% Arizona / Colorado, 17.0% North Dakota / Minnesota, 0.6% FY11 FY12 FY13 FY14 FY15 FY16 FY17 $848 $1,076 $1,199 $1,303 $1,368 $1,881 $1,856 $2,532 $3,037 $3,602 $4,005 $4,638 $5,343 $5,847$2,891 $2,771 $2,147 $6,948 $1,744 $7,052 $1,380 $1,381 $8,605 $1,275 $8,978 $6,272 $6,885 $7,387

Metro and Rural Markets Loans Deposits • Historically, the Company's core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded the footprint to include more metro1 markets • While loan and deposit balances in the core Midwestern markets remain critical to maintain, growth prospects are much more robust in Metro markets • Compound average growth over the last four years in metro markets has been 15% for loans and 9% for deposits, compared to 3% and 4%, respectively, in rural markets 1 Metro markets generally include MSAs with >100K populations 14 September 2013 $172 3% $3,649 60% $2,261 37% September 2017 $59 $6,340 $2,570 September 2013 $29 0% $3,235 47% $3,669 53% September 2017 $81 1% $4,591 51% $4,306 48% Metro Metro CorporateMetro Rural Corporate 28% 1% 71% Growth Metro vs Rural

Capital 15 Summary Capital Priorities Capital Ratios Total Capital Composition ($MM) • Attractive dividend of $0.20 for the quarter ended September 30, 2017 (dividend yield of 2.1% based on avg. closing price during the quarter) (1) • All regulatory capital ratios remain above regulatory minimums to be considered “well capitalized” • Approximately 200,000 shares repurchased and retired during the quarter under Board-approved repurchase plan (1) Future dividends subject to Board approval. (2) TCE/TA is a non-GAAP measure. See appendix for reconciliation. 1 2 3 Organic Growth & Compelling Dividend Yield Attractive and Accretive Acquisitions Share Buybacks Great Western Bancorp, Inc. Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.4% 8.0% 3.4% Total capital 12.5% 10.0% 2.5% Tier 1 leverage 10.3% 5.0% 5.3% Common equity tier 1 10.7% 6.5% 4.2% Tangible common equity / tangible assets (2) 9.2% Risk-weighted assets ($MM) $9,634 Great Western Bank Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.6% 8.0% 3.6% Total capital 12.2% 10.0% 2.2% Tier 1 leverage 10.4% 5.0% 5.4% Common equity tier 1 11.6% 6.5% 5.1% Risk-weighted assets ($MM) $9,632 Tangible equity net of DTAs and AOCI, 91.2%, $1,028.4 Eligible ALLL, 5.7%, $64.0 Eligible subordinated debt, 3.1%, $35.0

12.00% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00% -2.00% -4.00% -6.00% -100 bps +100 bps +200 bps +300 bps +400 bpsFixed, 37%, $3,298 Variable (swapped), 11%, $1,017 Floating (not floored), 22%, $1,944 Variable (not floored), 27%, $2,405 Variable and Floating (floored), 3%, $292 • Average floored loan is 77 basis points in the money • Floating: 52% Prime, 27% 5yr Treasury, 21% all other • Variable reprices within 1 month; Floating reprices greater than 1 month Interest Rate Sensitivity 16 Summary Loan Portfolio Behavior ($MM) Sensitivity Modeling • Management believes the balance sheet is well-positioned for the anticipated interest rate trajectory ▪ Internal budgeting and planning assumes a flat rate environment with lift from rate increases viewed as upside • Investment portfolio weighted average life of 2.9 years • Relatively short average tenor of the loan portfolio (1.3 years at September 30, 2017) due to: ◦ Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus ◦ Certain fixed-rate loans with original terms greater than 5 years are swapped to floating Immediate Gradual

(1) Comprehensive Credit-Related Coverage is a non-GAAP measure. See slide 8 for calculation. Asset Quality 17 Highlights Net Charge-offs / Average Total Loans Sound Credit QualityWatch & Substandard Loans ($MM) "Watch" and "Substandard" loans declined as a percentage of total loans Watch Loans Substandard Loans % of Total Loans NALs / Total Loans Reserves / NALs FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.12% 0.26% FY13 FY14 FY15 FY16 FY17 $219 $288 $310 $328 $312 $139 $358 $126 $414 $184 $494 $242 $570 $233 $545 5.6% 6.1% 6.7% 6.6% 6.1% FY13 FY14 FY15 FY16 FY17 2.03% 1.16% 0.93% 1.46% 1.54% 43.3% 60.2% 83.8% 51.1% 45.9% • Ratio of ALLL / total loans was 0.71% at September 30, 2017, a decrease from 0.73% at June 30, 2017 • Comprehensive Credit-Related Coverage is 1.13%(1), inclusive of acquired loan marks and credit adjustment on loans at fair value • Loans graded “Substandard” decreased $17.8 million during the quarter; Nonaccrual loans increased by $14.7 million and loans graded “Watch” increased $12.6 million • Fluctuations are consistent with management's efforts to actively manage "Substandard" relationships

$20.0 $15.0 $10.0 $5.0 $0.0 $20.0 $18.0 $16.0 $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 201 4 201 5 201 6 201 7 201 8 201 9 202 0 202 1 202 2 Goodwill & Intangible Assets 18 Goodwill ($MM) Other Intangible Assets ($MM) (1) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2018 – 2022 are forecast based on existing intangible assets and could change materially based on future acquisitions. • Majority (84%) of goodwill on GWB’s balance sheet resulted from the acquisition of GWB by National Australia Bank Ltd. in 2008 and was pushed down to GWB’s balance sheet • Recognizing an impairment, which management does not believe currently exists, is the only opportunity to eliminate the NAB-related goodwill • Existing intangible assets and related amortization have become minimal • Future M&A activity could generate additional assets and amortization expense Year-end balance (left axis) Annual amortization (right axis) NAB acquisition of GWB, $622 HF Financial, $41 GWB acquisitions pre- IPO, $76

Income Statement Summary

Net Interest Income (FTE) NIM (FTE) Adjusted NIM (FTE) Revenue 20 Revenue Highlights Net Interest Income ($MM) and NIM NIM Analysis Noninterest Income (1) (2) (1) Chart excludes changes related to loans and derivatives at fair value which netted $(3.7) million for the quarter. Dollars in thousands. (2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations. 3QFY17 4QFY17 $100.9 $103.7 4.00% 4.00% 3.87% 3.90% FY16 FY17 $369.7 $404.9 3.96% 3.97% 3.74% 3.83% Mortgage banking income, net $1,798 Wealth management $2,002 Service charges and other fees $11,838 Other $820 Gain on security sales $32 • Net interest income (FTE) up 2.8% compared to 3QFY17 primarily driven by higher loan interest income resulting from growth in average loans • NIM (FTE) is stable at 4.00% and adjusted NIM (FTE) (2) increased 3 basis points on a sequential quarter basis • Asset yield and liability cost each increased • Reduction in swap costs drove the increase in adjusted NIM • Noninterest income lower primarily as a result of lower interchange income due to Durbin caps

21 Noninterest Expense ($MM) Earnings, Expenses & Provision Highlights Provision for Loan Losses ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. Net Income Adjusted Net Income (1) ROAA Noninterest expense Acquisition expense Efficiency Ratio (1) 4QFY16 1QFY17 2QFY17 3QFY17 4QFY17 $34 $37 $35 $35 $38$35 1.19% 1.28% 1.26% 1.25% 1.30% FY16 FY17 $121 $145 $145 $131 1.16% 1.27% FY16 FY17 $192 $216 $208 $217 49.6% 46.5% 3QFY17 Q4FY7 $5.8 $4.7 FY16 FY17 $17.0 $21.5 0.7% increase in total noninterest expense sequentially • Net income increased 7.4% compared to 3QFY17 • EPS of $0.64 per fully diluted share • Efficiency ratio(1) remained attractive at 47.1%, up from 46.7% for 3QFY17; expenses remain prudently managed • Provision for loan losses was $4.7 million, a decrease of $1.1 million compared to 3QFY17 • Full-year ROAA of 1.27% represents an 11 basis point increase over FY16 3QFY17 Q4FY7 $55 $55 $55 $55 46.7% 47.1%

22 Proven Business Strategy Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Solid Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Disclosures 23 Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views," “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2017 are not historical facts and are forward-looking. Accordingly, the forward- looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated October 26, 2017 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on October 26, 2017. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc.

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
			(dollars in thousands except share and per share amounts)				
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	$ 144,786	$ 121,253	$ 37,662	$ 35,060	$ 35,162	$ 36,903	$ 33,758
Add: Acquisition expenses, net of tax	440	9,729	—	—	—	440	1,700
Adjusted net income	$ 145,226	$ 130,982	$ 37,662	$ 35,060	$ 35,162	$ 37,343	$ 35,458
Weighted average diluted common shares outstanding	59,029,382	56,729,350	58,914,144	59,130,632	59,073,669	58,991,905	58,938,367
Earnings per common share - diluted	$ 2.45	$ 2.14	$ 0.64	$ 0.59	$ 0.60	$ 0.63	$ 0.57
Adjusted earnings per common share - diluted	$ 2.46	$ 2.31	$ 0.64	$ 0.59	$ 0.60	$ 0.63	$ 0.60
Tangible net income and return on average tangible common equity:							
Net income - GAAP	$ 144,786	$ 121,253	$ 37,662	$ 35,060	$ 35,162	$ 36,903	$ 33,758
Add: Amortization of intangible assets, net of tax	2,044	2,384	380	488	500	676	804
Tangible net income	$ 146,830	$ 123,637	$ 38,042	$ 35,548	$ 35,662	$ 37,579	$ 34,562
Average common equity	$ 1,702,225	$ 1,541,844	$ 1,740,429	$ 1,715,460	$ 1,686,770	$ 1,666,243	$ 1,647,155
Less: Average goodwill and other intangible assets	749,393	721,726	748,571	749,074	749,638	750,290	750,756
Average tangible common equity	$ 952,832	$ 820,118	$ 991,858	$ 966,386	$ 937,132	$ 915,953	$ 896,399
Return on average common equity *	8.5%	7.9%	8.6%	8.2%	8.5%	8.8%	8.2%
Return on average tangible common equity **	15.4%	15.1%	15.2%	14.8%	15.4%	16.3%	15.3%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
			(dollars in thousands except share and per share amounts)				
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 396,347	$ 362,174	$ 101,576	$ 98,730	$ 97,399	$ 98,642	$ 98,227
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Net interest income (FTE)	404,946	369,708	103,698	100,884	99,581	100,784	100,239
Add: Current realized derivative gain (loss)	(14,395)	(20,727)	(2,714)	(3,320)	(3,875)	(4,486)	(4,895)
Adjusted net interest income (FTE)	$ 390,551	$ 348,981	$ 100,984	$ 97,564	$ 95,706	$ 96,298	$ 95,344
Average interest-earning assets	$ 10,209,741	$ 9,339,858	$ 10,283,401	$ 10,124,404	$ 10,144,875	$ 10,286,284	$ 10,173,743
Net interest margin (FTE) *	3.97%	3.96%	4.00%	4.00%	3.98%	3.89%	3.92%
Adjusted net interest margin (FTE) **	3.83%	3.74%	3.90%	3.87%	3.83%	3.71%	3.73%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:							
Net interest income - GAAP	$ 403,633	$ 362,987	$ 104,902	$ 100,566	$ 98,825	$ 99,339	$ 99,058
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Interest income (FTE)	412,232	370,521	107,024	102,720	101,007	101,481	101,070
Add: Current realized derivative gain (loss)	(14,395)	(20,727)	(2,714)	(3,320)	(3,875)	(4,486)	(4,895)
Adjusted interest income (FTE)	$ 397,837	$ 349,794	$ 104,310	$ 99,400	$ 97,132	$ 96,995	$ 96,175
Average non ASC 310-30 loans	$ 8,581,615	$ 7,736,454	$ 8,728,514	$ 8,550,349	$ 8,531,652	$ 8,515,947	$ 8,477,214
Yield (FTE) *	4.80%	4.79%	4.86%	4.82%	4.80%	4.73%	4.74%
Adjusted yield (FTE) **	4.64%	4.52%	4.74%	4.66%	4.62%	4.52%	4.51%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

26

NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
			(dollars in thousands except share and per share amounts)				
Efficiency ratio:							
Total revenue - GAAP	$ 452,409	$ 404,711	$ 114,412	$ 114,215	$ 111,233	$ 112,549	$ 114,025
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Total revenue (FTE)	$ 461,008	$ 412,245	$ 116,534	$ 116,369	$ 113,415	$ 114,691	$ 116,037
Noninterest expense	$ 216,643	$ 207,640	$ 55,332	$ 54,922	$ 53,852	$ 52,537	$ 57,342
Less: Amortization of intangible assets	2,358	3,264	430	538	550	839	1,024
Tangible noninterest expense	$ 214,285	$ 204,376	$ 54,902	$ 54,384	$ 53,302	$ 51,698	$ 56,318
Efficiency ratio *	46.5%	49.6%	47.1%	46.7%	47.0%	45.1%	48.5%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,755,000	$ 1,663,391	$ 1,755,000	$ 1,732,983	$ 1,706,861	$ 1,678,638	$ 1,663,391
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible common equity	$ 1,006,603	$ 912,636	$ 1,006,603	$ 984,155	$ 957,495	$ 928,722	$ 912,636
Total assets	$ 11,690,011	$ 11,531,180	$ 11,690,011	$ 11,466,184	$ 11,356,841	$ 11,422,617	$ 11,531,180
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible assets	$ 10,941,614	$ 10,780,425	$ 10,941,614	$ 10,717,356	$ 10,607,475	$ 10,672,701	$ 10,780,425
Tangible common equity to tangible assets	9.2%	8.5%	9.2%	9.2%	9.0%	8.7%	8.5%
Tangible book value per share:							
Total stockholders' equity	$ 1,755,000	$ 1,663,391	$ 1,755,000	$ 1,732,983	$ 1,706,861	$ 1,678,638	$ 1,663,391
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible common equity	$ 1,006,603	$ 912,636	$ 1,006,603	$ 984,155	$ 957,495	$ 928,722	$ 912,636
Common shares outstanding	58,834,066	58,693,304	58,834,066	58,761,597	58,760,517	58,755,989	58,693,304
Book value per share - GAAP	$ 29.83	$ 28.34	$ 29.83	$ 29.49	$ 29.05	$ 28.57	$ 28.34
Tangible book value per share	$ 17.11	$ 15.55	$ 17.11	$ 16.75	$ 16.29	$ 15.81	$ 15.55

27

NYSE: GWB

GreatWesternBank.com

Appendix 2 Agriculture Lending & Economy

Ag Lending 101 • Underwriting identical to comparable C&I and CRE loans where cash flow is the primary repayment source and loan and line amounts subject to loan value ("LTV") limits and "normalized" collateral values • Liquid markets typically exist for ag-related collateral which is the secondary repayment source (e.g., harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Many market and economic conditions can influence the profitability of individual borrowers; key is to loan to borrowers with seasoned producers that manage their own cost structure diligently Overview Grains • 32.9% of the Ag loan portfolio or approx. 8% of overall loan portfolio • Most borrowers in footprint in MW states (IA, SD, NE) • Corn and soybeans primary crop production • Corn and soybean prices spiked beginning in late 2007 and remained high for 3-4 years • Drove cost of production higher as land and other input costs were in high demand; • Gross value of corn production per acre increased 138% from 2006 to 2011 (USDA) • Crop prices have reverted to more sustainable long-term levels but costs have not reset as quickly • Federally-subsidized crop insurance protects a portion of grain producers' projected revenue each year 29

Ag Lending 101 (cont'd) 30 Beef Cattle Dairy • 22.8% of the Ag loan portfolio or approx. 5% overall, primarily in SD • Beef cattle producers include: ◦ Cow-calf operators that breed cattle and raise calves to a certain weight (typically 500-600 lbs.; "Feeder Cattle") ◦ Feedlots who purchase feeder cattle and finish them for sale to processors (typically 1200+lbs.; "Live Cattle") ◦ GWB portfolio split roughly 75/25 as of 09/30/17 • Industry is very cyclical driven by supply and demand (e.g., prices paid by feedlots dictate how many calves are bred and which stock cattle are retained for breeding vs. slaughter) • 24.3% of the Ag loan portfolio or approx. 6% overall, primarily in AZ • Very cyclical pricing over time; producers that manage costs, are vertically integrated and use risk management techniques are best suited to generate profitability over time • Arizona has a milk quota system that enhances milk price margins for units of production providing some stability for producers • Dairy (and beef cattle) producers benefit from low grain prices (primary production cost in food form for animals)

Ag Economy 31 Highlights • Industry balance sheets remain strong with debt/asset and debt/equity ratios below long-term averages and significantly below 1980s levels that precipitated, and resulted, from the period of high losses in the early 1980s • Ag sector net charge-offs have historically been low for the industry and for Great Western Bank Farm Balance Sheet Overview (1) Source: USDA Economic Research Service; 2017 is forecast data

Appendix 3 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives 33 Overview Summary • For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank (“GWB”) has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties • Total size of the portfolio was $1.02 billion at September 30, 2017 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures to provide more clarity on the underlying economics Income Statement Line Item: Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates $ (1,133) $ 1,133 $ — (1) Increase (decrease) in FV related to credit $ (940) $ — $ (940) (2) Current period realized cost of derivatives $ — $ (2,714) $ (2,714) (3) Subtotal, loans at FV and related derivatives $ (2,073) $ (1,581) $ (3,654) (4) (1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. (2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. (3) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. (4) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures.